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                              LIST OF SUBSIDIARIES


NAME                                                   STATE OF INCORPORATION

Crop Growers Insurance, Inc.                           Montana

Crop Growers Employer Organization, Inc.               Montana

Crop Growers Software, Inc.                            Texas

Crop Loss Adjusting Services, Inc.                     Montana

California Crop Growers Insurance Services, Inc.       California

Dawson Hail Insurance Co.                              North Dakota

Insurance Acquisition Corporation                      Kansas

Wheat Growers General Agency, Inc.                     Montana

United Agents Crop Insurance Agency, Inc.              Mississippi

Farmers All-Risk Crop Insurance Agency, Inc.           Texas

Cimarron Crop Insurance Services, Inc.                 Kansas

Crop Growers of North Dakota, Inc.                     North Dakota

Plains Insurance Company                               Kansas

Chapman Lampson, Inc.                                  Washington